                                                                Exhibit 99.1

                           F.N.B. CORPORATION REPORTS
                          FOURTH QUARTER 2004 EARNINGS




Hermitage, PA, January 20, 2005 - F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported fourth quarter 2004 net income of $15.8 million, or $.31 per diluted share. Fourth quarter 2004 net income compares to net income of $14.7 million, or $.31 per diluted share, for the third quarter of 2004 and income from continuing operations of $6.2 million, or $.13 per diluted share, for the fourth quarter of 2003. Last year's fourth quarter results included after-tax restructuring charges of $6.1 million, or $.13 per diluted share, related to the Corporation's spin-off of its Florida operations on January 1, 2004.

Net income for the full year 2004 was $61.8 million, or $1.29 per diluted share. Income from continuing operations for 2003 was $27.0 million, or $.57 per diluted share, including after-tax restructuring charges of $26.1 million, or $.55 per diluted share, related to the spin-off of the Florida operations. For the year 2004, return on equity was 23.5%, return on tangible equity was 30.4% and return on assets was 1.29%.

On October 8, 2004, the Corporation completed its acquisition of Slippery Rock Financial Corporation, the parent company of First National Bank of Slippery Rock ("Slippery Rock"), with $335.0 million in assets through the issuance of 3,309,203 shares of the Corporation's common stock and cash. The operations of Slippery Rock, which is included in the Corporation's operations from the date of acquisition, was neutral to earnings per share in the fourth quarter after excluding $1.7 million of merger-related expenses.

Stephen Gurgovits, President and Chief Executive Officer of F.N.B. Corporation, commented, "Our financial results for the fourth quarter and full year 2004 represent the successful execution of our strategic and financial plans throughout the year. We began 2004 with the spin-off of our Florida operations to shareholders and finished with the integration of Slippery Rock, which is ahead of plan and has had a positive impact on operations."

Earnings for the fourth quarter of 2004 were influenced by the recording of $4.8 million of income as a direct result of the Sun Bancorp Inc. ("Sun") merger with Omega Financial Corporation, which represents an additional gain on F.N.B.'s equity investment and a termination fee received as a result of the cancellation of a data processing contract with Sun. In the fourth quarter, the Corporation also executed a plan to retire $60 million in higher cost debt and $55 million in lower yielding investment securities, thereby enhancing future net interest income. As a consequence of these actions, this quarter's results include a $1.0 million loss on the sale of investment securities, along with a $1.0 million expense related to the prepayment of Federal Home Loan Bank borrowings. The net effect of all these items coupled with the Slippery Rock merger expenses was an after-tax benefit of $.7 million, or $.01 per diluted share, in the fourth quarter.

Net interest income, fully tax equivalent, was $45.0 million in the fourth quarter of 2004, an increase of $2.3 million, or 5.4%, on a sequential quarter basis. This increase is principally due to the $272 million addition in average earning assets as a result of the

Slippery Rock merger. F.N.B.'s net interest margin was 3.87% for the fourth quarter of 2004 compared to 3.88% for the third quarter of 2004.

Non-interest income for the fourth quarter of 2004 was $21.2 million. This represents a 12.8% increase when compared to the linked quarter. Other than the items mentioned previously, as well as the $1.2 million Sun gain in the third quarter of 2004, securities commissions and fees on sales of retail investment products increased $.3 million, or 26.7%, over the third quarter of 2004 and Slippery Rock contributed $.4 million in additional service charge fee income quarter-over-quarter.

Non-interest expense in the fourth quarter of 2004 increased $2.7 million over the prior quarter due entirely to the addition of Slippery Rock. Merger-related expenses accounted for $1.7 million of the increase with the remaining amount attributable to Slippery Rock's operations.

Non-performing assets increased $7.4 million in the fourth quarter of 2004 due primarily to the acquisition of Slippery Rock. Annualized net charge-offs for the fourth quarter of 2004 were 53 basis points of average loans, compared to 59 basis points for the fourth quarter of 2003 and 43 basis points in the third quarter of 2004. The increase on a linked quarter basis is principally attributed to seasonal activity at F.N.B.'s consumer finance company and a single loan at the bank that was fully reserved. Net charge-offs for the year 2004 were 50 basis points of average loans, an improvement over the 56 basis points recorded in 2003.

Shareholders' equity at December 31, 2004 increased $64.6 million from September 30, 2004 primarily due to the additional equity issued in the Slippery Rock merger. Leverage and tangible capital ratios were 6.5% and 4.5%, respectively, at the end of the year. The Corporation continues to maintain "well capitalized" ratios for federal bank regulatory purposes.

"Delivering on a key component of shareholders' total return, the Corporation paid out over 70% of 2004 net income in cash dividends which represented a dividend yield of 4.5% at year end 2004. This dividend yield ranked F.N.B. the highest of all banks with $3-10 billion in assets across the continental United States," noted Gurgovits.

During the fourth quarter, F.N.B. entered into a merger agreement to acquire NSD Bancorp, a $532 million holding company and parent company of NorthSide Bank, based in Pittsburgh, Pennsylvania. F.N.B. expects to finalize the merger next month subject to obtaining approval from NSD shareholders at their meeting scheduled for February 18, 2005. Previously F.N.B. announced that all the necessary regulatory approvals have been received for the merger.

"Looking back," Gurgovits reflected, "2004 was a very rewarding year. In addition to the previously mentioned Florida spin-off and Slippery Rock acquisition, Regency, our consumer finance company, added eight offices in the greater Columbus, Ohio region; and our insurance agency subsidiary doubled in size through the acquisition of Morrell, Butz and Junker, one of the largest independent insurance agencies in the Pittsburgh market.

"In addition, we will extend our presence into the affluent and growing communities in northern Allegheny and Butler counties when we complete the pending acquisition of NorthSide Bank."

The Corporation will host a conference call on Friday, January 21, 2005 at 11:00 a.m. (EST) to discuss 2004 results and its outlook for 2005. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until January 29, 2005 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation's web site. http//:www.fnbcorporation.com.

ABOUT F.N.B. CORPORATION:

F.N.B. Corporation, headquartered in Hermitage, PA has total assets of $5.0 billion. F.N.B. is a leading provider of banking, wealth management, insurance, and consumer finance services in Western Pennsylvania and Eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, F.N.B. Investment Advisors, Inc., First National Insurance Agency, Inc., and Regency Finance Company. It also operates consumer finance offices in Tennessee.

Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation's outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 30 consecutive years.


The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information is available on F.N.B.'s website at http://www.fnbcorporation.com.

                                      # # #

This press release of F.N.B. Corporation and the reports it files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance or projected performance. These include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. is engaged; (6) changes in the securities markets or (7) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B.

undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.


                                      MEDIA CONTACT:  Kathryn Lima 724-981-4318
                                                            724-301-6984 (cell)
                                      ANALYSTS/INSTITUTIONAL INVESTORS CONTACT:
                                                       John Waters 239-514-2643
                                                            239-272-6495 (cell)
                                                  http://www.fnbcorporation.com


DATA TABLES FOLLOW


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


F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             2004                      2003         4th Qtr 2004 -  4th Qtr 2004 -
                                                -----------------------------       -----------      3rd Qtr 2004   4th Qtr 2003
                                                   Fourth            Third            Fourth           Percent        Percent
STATEMENT OF EARNINGS                             Quarter           Quarter           Quarter          Variance       Variance
---------------------                           -----------       -----------       -----------     --------------  -------------
Interest income - taxable equivalent basis      $    67,660       $    64,536       $    62,988            4.8          7.4

Interest income                                 $    67,006       $    63,950       $    62,508            4.8          7.2
Interest expense                                     22,687            21,884            20,649            3.7          9.9
                                                -----------       -----------       -----------
      Net interest income                            44,319            42,066            41,859            5.4          5.9
Provision for loan losses                             4,468             3,570             4,840           25.1         -7.7
                                                -----------       -----------       -----------
      Net interest income after provision            39,851            38,496            37,019            3.5          7.6

Service charges                                       9,026             8,676             8,465            4.0          6.6
Insurance commissions and fees                        3,084             3,257             1,903           -5.3         62.0
Securities commissions and fees                       1,354             1,069               880           26.7         53.8
Trust income                                          1,684             1,693             1,705           -0.5         -1.2
Gain (loss) on sale of securities                      -830               470                62         -276.6      -1439.4
Gain on sale of loans                                   322               365               298          -11.9          8.0
Gain on sale of branches                               --                --                --             --           --
Other                                                 6,560             3,262             2,482          101.2        164.4
                                                -----------       -----------       -----------
      Total non-interest income                      21,200            18,792            15,795           12.8         34.2

Salaries and employee benefits                       17,916            18,118            21,936           -1.1        -18.3
Occupancy and equipment                               6,531             6,123             8,409            6.7        -22.3
Amortization of intangibles                             801               576               543           39.1         47.5
Other                                                13,368            11,086            13,068           20.6          2.3
                                                -----------       -----------       -----------
      Total non-interest expense                     38,616            35,903            43,956            7.6        -12.1

Income before income taxes                           22,435            21,385             8,858            4.9        153.3
Income taxes                                          6,623             6,689             2,684           -1.0        146.7
                                                -----------       -----------       -----------
      INCOME FROM CONTINUING OPERATIONS              15,812            14,696             6,174            7.6        156.1

      Income from discontinued operations              --                --               4,147           --            *
                                                -----------       -----------       -----------
         NET INCOME                             $    15,812       $    14,696       $    10,321            7.6         53.2
                                                ===========       ===========       ===========

      Basic earnings per share
         Continuing operations                  $      0.32       $      0.32       $      0.13            0.0        146.2
         Discontinued operations                       --                --                0.09           --            *
         Net income                             $      0.32       $      0.32       $      0.22            0.0         45.5

      Diluted earnings per share
         Continuing operations                  $      0.31       $      0.31       $      0.13            0.0        138.5
         Discontinued operations                       --                --                0.09           --            *
         Net income                             $      0.31       $      0.31       $      0.22            0.0         40.9

Average basic shares outstanding                 49,724,057        46,537,841        46,126,779            6.8          7.8
Average diluted shares outstanding               50,564,299        47,353,352        47,038,550            6.8          7.5

PERFORMANCE RATIOS
Return on average shareholders' equity (1)            19.68%            23.68%             6.78%
Return on average assets (1)                           1.24%             1.23%             0.50%
Net interest margin (FTE)                              3.87%             3.88%             4.05%
Yield on earning assets (FTE)                          5.83%             5.88%             6.02%
Efficiency ratio (FTE)                                57.15%            57.49%            74.68%

                                                          For the Year
                                                       Ended December 31,
                                                -----------------------------
                                                                                     Percent
STATEMENT OF EARNINGS                              2004               2003           Variance
---------------------                           -----------       -----------        --------
Interest income - taxable equivalent basis      $   256,883       $   259,491           -1.0

Interest income                                 $   254,448       $   257,019           -1.0
Interest expense                                     84,390            86,990           -3.0
                                                -----------       -----------
      Net interest income                           170,058           170,029            0.0
Provision for loan losses                            16,280            17,155           -5.1
                                                -----------       -----------
      Net interest income after provision           153,778           152,874            0.6

Service charges                                      34,264            34,140            0.4
Insurance commissions and fees                       11,245             9,139           23.0
Securities commissions and fees                       4,954             4,002           23.8
Trust income                                          6,926             7,297           -5.1
Gain (loss) on sale of securities                       607             1,949          -68.9
Gain on sale of loans                                 1,769             2,860          -38.2
Gain on sale of branches                              4,135              --              *
Other                                                14,241             8,768           62.4
                                                -----------       -----------
      Total non-interest income                      78,141            68,155           14.7

Salaries and employee benefits                       71,328            87,434          -18.4
Occupancy and equipment                              24,346            28,583          -14.8
Amortization of intangibles                           2,415             2,172           11.2
Other                                                44,498            66,836          -33.4
                                                -----------       -----------
      Total non-interest expense                    142,587           185,025          -22.9

Income before income taxes                           89,332            36,004          148.1
Income taxes                                         27,537             8,966          207.1
                                                -----------       -----------
      INCOME FROM CONTINUING OPERATIONS              61,795            27,038          128.5

      Income from discontinued operations              --              31,751            *
                                                -----------       -----------
         NET INCOME                             $    61,795       $    58,789            5.1
                                                ===========       ===========

      Basic earnings per share
         Continuing operations                  $      1.31       $      0.58          125.9
         Discontinued operations                       --                0.69            *
         Net income                             $      1.31       $      1.27            3.1

      Diluted earnings per share
         Continuing operations                  $      1.29       $      0.57          126.3
         Discontinued operations                       --                0.68            *
         Net income                             $      1.29       $      1.25            3.2

Average basic shares outstanding                 47,180,471        46,080,966            2.4
Average diluted shares outstanding               48,012,339        46,972,863            2.2

PERFORMANCE RATIOS
Return on average shareholders' equity (1)            23.54%             9.66%
Return on average assets (1)                           1.29%             0.74%
Net interest margin (FTE)                              3.94%             4.21%
Yield on earning assets (FTE)                          5.87%             6.33%
Efficiency ratio (FTE)                                55.93%             75.98%


(1) Effective January 1, 2004, F.N.B. Corporation spun-off its Florida operations into a separate, independent public company. As a result of the spin-off, the Florida operations' 2003 earnings have been classified as discontinued operations on the consolidated income statement and assets and liabilities related to these discontinued operations have been disclosed separately on the consolidated balance sheets for 2003. In addition, note that the return on average equity, return on average assets, shareholders' equity and tangible equity for 2003 are based on F.N.B. Corporation including discontinued operations.

Per share amounts and shares outstanding for the quarter ending March 31, 2003 have been restated for the 5% stock dividend declared on April 28, 2003.

*Percent variance not meaningful

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                           2004                      2003         4th Qtr 2004 -    4th Qtr 2004 -
                                                ---------------------------       ----------       3rd Qtr 2004      4th Qtr 2003
                                                  Fourth            Third           Fourth           Percent           Percent
AVERAGE BALANCES                                 Quarter           Quarter         Quarter           Variance         Variance
----------------                                ----------       ----------       ----------      --------------    --------------
Total assets                                    $5,064,681       $4,753,309       $8,255,478               6.6         -38.7
Assets of discontinued operations                     --               --          3,721,345              --             *
Earning assets                                   4,617,240        4,369,650        4,148,147               5.7          11.3
Securities                                       1,226,458        1,138,835          895,542               7.7          37.0
Loans, net of unearned                           3,388,884        3,229,363        3,252,131               4.9           4.2
Allowance for loan losses                           51,570           46,960           46,710               9.8          10.4
Intangibles                                         96,286           44,069           38,184             118.5         152.2

Deposits and repos                               3,807,835        3,530,894        3,512,612               7.8           8.4
Short-term borrowings                              186,890          219,532          249,115             -14.9         -25.0
Long-term debt                                     547,208          562,940          425,671              -2.8          28.6
Trust preferred securities                         128,866          128,866          126,737               0.0           1.7
Liabilities of discontinued operations                --               --          3,276,047              --             *
Shareholders' equity (1)                           319,695          246,860          604,312              29.5         -47.1

ASSET QUALITY DATA (CONTINUING OPERATIONS)
Non-accrual loans                               $   26,929       $   20,496       $   22,449              31.4          20.0
Restructured loans                                   4,993            5,741            5,719             -13.0         -12.7
                                                ----------       ----------       ----------
Non-performing loans                                31,922           26,237           28,168              21.7          13.3
Other real estate owned                              6,200            4,507            3,109              37.6          99.4
                                                ----------       ----------       ----------
Non-performing assets                           $   38,122       $   30,744       $   31,277              24.0          21.9
                                                ==========       ==========       ==========

Net loan charge-offs                            $    4,506       $    3,518       $    4,823              28.1          -6.6
Allowance for loan losses                           50,467           46,151           46,139               9.4           9.4

Non-performing loans / total loans                    0.94%            0.81%            0.86%
Non-performing assets / total assets                  0.76%            0.65%            0.69%
Allowance for loan losses / total loans               1.49%            1.43%            1.42%
Allowance for loan losses /
    non-performing loans                            158.09%          175.90%          163.80%
Net loan charge-offs (annualized) /
    average loans                                     0.53%            0.43%            0.59%

BALANCES AT PERIOD END
Total assets                                    $5,027,009       $4,733,542       $8,308,310               6.2         -39.5
Assets of discontinued operations                     --               --          3,751,136              --             *
Earning assets                                   4,575,201        4,365,397        4,164,481               4.8           9.9
Securities                                       1,177,000        1,140,431          902,697               3.2          30.4
Mortgage loans held for sale                         5,819            4,387            1,435              32.6         305.5
Loans, net of unearned                           3,389,461        3,219,735        3,259,197               5.3           4.0
Goodwill                                            84,544           34,428           28,710             145.6         194.5

Deposits and repos                               3,758,934        3,558,620        3,520,954               5.6           6.8
Short-term borrowings                              234,259          211,736          151,522              10.6          54.6
Long-term debt                                     507,343          510,247          455,942              -0.6          11.3
Trust preferred securities                         128,866          128,866          128,866               0.0           0.0
Liabilities of discontinued operations                --               --          3,386,021              --             *
Shareholders' equity (1)                           324,102          259,529          606,901              24.9         -46.6

Book value per common share (1)                 $     6.47       $     5.56       $    13.10              16.5         -50.6
Tangible book value per common share (1)              4.42             4.55             8.28              -3.0         -46.6

                                                        For the Year
                                                     Ended December 31,
                                                ---------------------------
                                                                                    Percent
AVERAGE BALANCES                                   2004             2003           Variance
----------------                                ----------       ----------        --------
Total assets                                    $4,772,317       $7,947,343          -40.0
Assets of discontinued operations                     --          3,479,929            *
Earning assets                                   4,372,970        4,097,506            6.7
Securities                                       1,092,971          861,290           26.9
Loans, net of unearned                           3,278,600        3,233,291            1.4
Allowance for loan losses                           48,270           47,049            2.6
Intangibles                                         54,221           39,318           37.9

Deposits and repos                               3,574,045        3,455,707            3.4
Short-term borrowings                              226,633          252,040          -10.1
Long-term debt                                     511,204          416,327           22.8
Trust preferred securities                         128,866           96,468           33.6
Liabilities of discontinued operations                --          3,078,604            *
Shareholders' equity (1)                           262,540          608,393          -56.8

ASSET QUALITY DATA (CONTINUING OPERATIONS)
Non-accrual loans                               $   26,929       $   22,449           20.0
Restructured loans                                   4,993            5,719          -12.7
                                                ----------       ----------
Non-performing loans                                31,922           28,168           13.3
Other real estate owned                              6,200            3,109           99.4
                                                ----------       ----------
Non-performing assets                           $   38,122       $   31,277           21.9
                                                ==========       ==========

Net loan charge-offs                            $   16,252       $   18,000           -9.7
Allowance for loan losses                           50,467           46,139            9.4

Non-performing loans / total loans                    0.94%            0.86%
Non-performing assets / total assets                  0.76%            0.69%
Allowance for loan losses / total loans               1.49%            1.42%
Allowance for loan losses /
    non-performing loans                            158.09%          163.80%
Net loan charge-offs (annualized) /
    average loans                                     0.50%            0.56%

BALANCES AT PERIOD END
Total assets                                    $5,027,009       $8,308,310          -39.5
Assets of discontinued operations                     --          3,751,136            *
Earning assets                                   4,575,201        4,164,481            9.9
Securities                                       1,177,000          902,697           30.4
Mortgage loans held for sale                         5,819            1,435          305.5
Loans, net of unearned                           3,389,461        3,259,197            4.0
Goodwill                                            84,544           28,710          194.5

Deposits and repos                               3,758,934        3,520,954            6.8
Short-term borrowings                              234,259          151,522           54.6
Long-term debt                                     507,343          455,942           11.3
Trust preferred securities                         128,866          128,866            0.0
Liabilities of discontinued operations                --          3,386,021            *
Shareholders' equity (1)                           324,102          606,901          -46.6

Book value per common share (1)                 $     6.47       $    13.10          -50.6
Tangible book value per common share (1)              4.42             8.28          -46.6